UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2008

HELIX BIOMEDIX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	033-20897-D	91-2099117
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

22118 20th Avenue SE, Suite 204

Bothell, Washington 98021

(425) 402-8400

(Address and telephone number of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 27, 2008, Helix BioMedix, Inc. (the “Company”) entered into a First Amendment to Note and Warrant Purchase Agreement and Convertible Promissory Note (the “Amendment to Note and Warrant”) with RBFSC, Inc. (“RBFSC”) pursuant to which that certain Convertible Note and Warrant Purchase Agreement by and between the Company and RBFSC dated February 14, 2008 (the “Purchase Agreement”) and the convertible promissory note issued pursuant thereto (the “Note”) were amended as follows: (1) the maturity date of the Note is July 1, 2011; (2) the Note is convertible (a) upon the consummation by the Company of an equity financing with proceeds to the Company of at least $7,500,000 (an “Equity Financing”), whereupon the Note shall be converted automatically into shares of the Company’s capital stock issued in the Equity Financing at a price equal to the lesser of (i) the per share price of the securities issued and sold in the Equity Financing and (ii) $1.00, (b) upon the consummation of a sale of substantially all of the Company’s assets or a merger of consolidation of the Company in which the Company’s stockholders will hold, in the aggregate, less than 50% of the voting power of the combined entity, whereupon the Note shall be converted automatically into shares of the Company’s common stock at a price equal to the lesser of (i) the per share price attributed to the Company’s common stock in connection with such transaction and (ii) $1.00, or (c) voluntarily by RBFSC at and as of the maturity date into shares of the Company’s common stock at a price equal to $1.00; and (3) the form of warrant attached to the Purchase Agreement is amended and restated in its entirety such that RBFSC shall be entitled to purchase up to 750,000 shares of the Company’s common stock at an exercise price of $1.00 per share until July 1, 2013 (the “Restated Warrant”), which Restated Warrant shall be issuable by the Company immediately.

On June 30, 2008, the Company entered into a Second Amendment to Employment Letter Agreement with Robin L. Carmichael (the “Second Amendment”), amending that certain Employment Letter Agreement dated October 8, 2007, as amended, by and between the Company and Ms. Carmichael (the “Employment Agreement”), pursuant to which Ms. Carmichael’s annual base salary was increased from $200,000 to $225,000 effective May 15, 2008 and the vesting schedule of Ms. Carmichael’s stock options was amended as follows: (i) if the Company recognizes Net Revenue (as defined in the Employment Agreement) of at least $1.0 million but less than $1.25 million in 2008, an aggregate of 25,000 shares shall vest and become exercisable; (ii) if the Company recognizes Net Revenue of at least $1.25 million but less than $1.5 million in 2008, an aggregate of 75,000 shares shall vest and become exercisable; and (iii) if the Company recognizes Net Revenue of at least $1.5 million in 2008, an aggregate of 100,000 shares shall vest and become exercisable.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the terms of the Amendment to Note and Warrant described above, on June 27, 2008, the Company issued the Restated Warrant to RBFSC, entitling RBFSC to purchase up to 750,000 shares of the Company’s common stock at an exercise price of $1.00 per share until July 1, 2013. The issuance of the Restated Warrant is exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX BIOMEDIX, INC.

Dated: July 3, 2008	By:	/s/ R. Stephen Beatty
R. Stephen Beatty President and Chief Executive Officer